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                                                                       EXHIBIT 5

                                 (LETTERHEAD)


                                 April 27, 1995

                                                                      11850-0200

RAYCHEM CORPORATION
300 Constitution Drive
Menlo Park, California 94025-1164

                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Raychem Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on April 27, 1995 for the purpose of registering under the Securities Act of 1933, as amended, an additional 700,000 shares of Common Stock of the Company (the "Shares"), pursuant to the Company's Amended and Restated 1984 Employee Stock Purchase Plan and Amended and Restated 1985 Supplemental Employee Stock Purchase Plan (the "Plans").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Amended and Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of April 26, 1995 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of the Senior Vice President and Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company and stockholders of the Company relating to the Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d)  The Registration Statement;

     (e)  The Plans; and

     (f) A letter from Harris Trust and Savings Bank, the Company's transfer agent, dated April 26, 1995, as to the number of shares of Company Common Stock outstanding.

     This opinion is limited to the laws of the State of California and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other Lawful Consideration at least equal to the par value thereof, and (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefor in the manner provided in the Plans and in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

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RAYCHEM CORPORATION
April 27, 1995                                                            Page 2

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            HELLER, EHRMAN, WHITE & MCAULIFFE